UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 27, 2009

ARROW FINANCIAL CORPORATION
(Exact name of registrant as specified in its charter)

New York	0-12507	22-2448962
(State or other jurisdiction of incorporation)	Commission File Number	(IRS Employer Identification Number)

250 GLEN STREET, GLENS FALLS, NEW YORK 12801
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (518) 745-1000

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:
[ ] Written communication pursuant to Rule 425 under Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.

Other Events

On January 27, 2009, Arrow Financial Corporation issued the following press release:

Arrow Financial Corporation Elects Not to Participate in U.S. Treasury

 Department TARP Capital Purchase Program.

Arrow Financial Corporation (NasdaqGS – AROW) announced that it has received preliminary approval for the sale of $20 million of preferred stock and related common stock warrants to the U.S. Treasury Department under the Troubled Asset Relief Program (TARP) Capital Purchase Program. However, Arrow, which is the holding company of Glens Falls National Bank and Trust Company and Saratoga National Bank and Trust Company, has decided not to participate in this program.

Thomas L. Hoy, Chairman, President and C.E.O. of Arrow Financial Corporation indicated that there were a number of factors influencing the decision by the Board of Directors not to participate in the program.  “We are very pleased to be an institution worthy of selection by the Treasury Department for this program. However, our balance sheet is strong, we are well capitalized and our business operations have consistently generated very good earnings.  In addition, our banks have continued to meet the needs of consumer and commercial loan customers in our five county market area.  Our loan portfolio has expanded in recent periods and our asset quality remains strong. We have never engaged in the origination of subprime mortgage loans as a business line, nor do we hold mortgage-backed securities backed by subprime mortgages in our investment portfolio. Consequently, we do not believe participation in this program is in the best interests of our shareholders, given Arrow’s strong financial and liquidity positions.”

Arrow recently released its operating results for the three and twelve-month periods ended December 31, 2008. The Company achieved record level earnings for the year as well as record levels for loans outstanding and capital balances as of December 31, 2008. The Company’s total shareholders’ equity at year-end 2008 was $125.8 million, total risk-based capital ratio was 14.27% and its leverage ratio was 8.45%.

Mr. Hoy also indicated that Arrow recently elected to participate in the FDIC’s Transaction Account Guarantee Program, which provides that all non-interest bearing transaction accounts at its subsidiary banks will be fully guaranteed by the FDIC, regardless of the amount, through December 31, 2009.  Coverage under this program is in addition to and separate from insurance coverage from the FDIC’s general deposit coverage which has been temporarily increased to $250,000 per account through December 31, 2009.

Arrow Financial Corporation is a multi-bank holding company headquartered in Glens Falls, NY serving the financial needs of northeastern New York.  Arrow is the parent of Glens Falls National Bank and Trust Company and Saratoga National Bank and Trust Company. Other subsidiaries include North Country Investment Advisers, Inc. and Capital Financial Group, Inc., an insurance agency specializing in the sale and servicing of group health plans.

The information contained in this News Release may contain statements that are not historical in nature but rather are based on management’s beliefs, assumptions, expectations, estimates and projections about the future.  These statements may be “forward-looking statements” within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, involving a degree of uncertainty and attendant risk.  In the case of all forward-looking statements, actual outcomes and results may differ materially from what the statements predict or forecast, explicitly or by implication.  The Company undertakes no obligation to revise or update these forward-looking statements to reflect the occurrence of unanticipated events.  This News Release should be read in conjunction with our year-end 2008 earnings release contained in a Form 8-K filed January 21, 2009, our most recent Quarterly Report on Form 10-Q for the quarter ended September 30, 2008 and our Annual Report on Form 10-K for the year ended December 31, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARROW FINANCIAL CORPORATION

Registrant

Date: January 27, 2009	/s/ Terry R. Goodemote
Terry R. Goodemote, Senior Vice President, Treasurer and Chief Financial Officer

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